CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. "*" ASTERISKS DENOTE SUCH OMISSIONS.**

ROUNDUP READY®[1] READY ALFALFA CO-BREEDING AGREEMENT

THIS AGREEMENT, made effective this 21 day of March 2013 by and between Forage Genetics International, LLC, a Minnesota limited liability company with its principal place of business in Shoreview, MN (hereinafter "FGI") and S&W Seed Company, a California corporation with its principal place of business in Five Points, CA (hereinafter "Company").

WHEREAS, FGI, under agreement with Monsanto Company, has developed alfalfa germplasm which incorporates Monsanto technology providing plants with tolerance to glyphosate herbicide (hereinafter "RRA") and which is the subject to certain patent(s) and patent applications; and

WHEREAS, FGI and Company are interested in a joint research project wherein Company supplies, and FGI utilizes, Company proprietary germplasm as noted on the attached Exhibit A (the "Company Germplasm") to develop RR alfalfa varieties (hereinafter "RR Variety"). FGI proprietary germplasm (the "FGI Germplasm") will be used as a source of the RRA trait. The duties and responsibilities for breeding and testing of RR Variety are outlined on the attached Exhibit B; and

WHEREAS, Company desires to obtain an exclusive license to sell RR Variety and FGI agrees to license such varieties to Company; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1. Ownership of Intellectual Property

   FGI is the sole owner of the FGI Germplasm used in the co-breeding program. Company is the sole owner of the Company Germplasm used in the co-breeding program. Monsanto is the sole owner of the technology providing plants with tolerance to glyphosate herbicide. FGI is the sole owner of the co-developed RR Variety. Except as described herein, neither party has the right to use any of the co-developed germplasm in a breeding program or in any activities except as outlined in this Agreement.

2. Option to License Variety.

   Company is hereby granted an option to exclusively license the co-developed RR Variety. Upon exercise of such commercial option, the parties shall enter into a separate variety license and production license for such co-developed RRA Variety consistent with the terms and conditions of this Agreement. The RR Variety license will also provide that Company maintain and hold a valid Genuity® Roundup Ready Alfalfa Seed Company license. In the event that Company declines this option, FGI will have no rights to commercialize the RR Variety.

[1] Registered Trademark of, and used, for this limited purpose, with permission of Monsanto Company.

3. Market Area.

The parties agree Company will have exclusive marketing rights for the RR Variety in the United States, subject to the terms of this Agreement and the RR Variety license.

4. Seed Coating and Quality. The RR Variety license shall provide for the following criteria:

Commercial Seed sold of a RR Variety shall have the following minimum requirements:

a. A minimum of an 8% coating and a purple colorant.
b. 90% trait purity
c. Agronomic performance of 95% or greater of the appropriate check varieties

5. Royalties and Access Fees

Company will pay FGI a downstream Germplasm Royalty on every pound of seed sold of the RR Variety on a finished seed basis. The Germplasm Royalty will be *** for the first 150,000 lbs. of seed sold of a particular RR Variety on a finished seed basis, and *** on seed sales above 150,000 lbs. on a finished seed basis. Payment will be made on December 1 of each year for seed sold during the prior twelve months. The parties also agree that if a RR Variety does not replace a RR variety previously licensed to Company, a one-time *** germplasm access fee (the "Germplasm Access Fee") will be paid to FGI by Company for such variety. The Germplasm Access Fee is to be paid on the date of the variety release. The commercialization of each additional variety will be subject to an additional Germplasm Access Fee paid to FGI by Company, provided that such additional variety does not replace a previously licensed variety. Such additional varieties are also subject to the Germplasm Royalty payments paid to FGI by Company, as noted in this Section 5. A variety shall be deemed to replace another variety if seed production on the variety being replaced is phased out starting in the calendar year following the new variety release. Any applicable Germplasm Access Fee for the RR Variety may be paid, at FGI's sole election, with in-kind services provided to FGI by S&W that support testing or marketing of the RRA trait in California.

6. Responsibilities of the Parties.

The basic responsibilities of the Parties are outlined on the attached Exhibit B. FGI is generally responsible for all steps required to produce Breeder Seed of a RRA Variety. The Company is responsible for all testing required to meet FGI/Monsanto RRA Performance Requirements as noted on the attached Exhibit C, and for commercial seed production, and all commercial activities associated with seed sales of the variety.

7. Assignment.

The rights and obligations of this Agreement are personal to Company and Company shall not assign, mortgage, sublicense, or otherwise transfer any of its rights or obligations hereunder except with the prior written consent of FGI. Company agrees that the agreement transferring any such rights or obligations shall include all terms and

conditions set forth in this Agreement with the exception that the germplasm access fee shall be no more than but may be less than the fee set forth in paragraph 2 of this Agreement. Neither this Agreement nor any interest hereunder shall be assignable or transferable by Company by operation of law or otherwise.

8. Use of Names and Provision of Materials.

Company shall not use the name or any trademarks of FGI or Monsanto in any manner, including in promotional materials without the prior written consent of FGI and Monsanto. Company shall not make any representations or provide any third party with any materials regarding the technology of Monsanto or alfalfa varieties with tolerance to glyphosate herbicide without the prior written consent of FGI and Monsanto. Company shall not disclose the existence of this Agreement to any third party without the consent of FGI and this Agreement and its terms are considered "Confidential Information" under that certain confidentiality agreement dated September 9, 2011, which such confidentiality agreement FGI and Company hereby extend for the term of this Agreement.

9. Relationship.

Nothing in this Agreement shall create, or deemed to create, a partnership, or the relationship of principal and agent between the parties.

10. Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter and can be modified only by an instrument in writing signed by the duly authorized representatives of the parties.

11. No License Granted.

Nothing contained herein shall be construed, by implication or otherwise, as vesting Company with a license or any rights other than those option rights expressly granted by this Agreement.

12. Severability.

If any provision of this Agreement is held by any competent authority to be invalid or unenforceable, in whole or in part, this Agreement shall continue to be valid as to the other provisions thereof and the remainder of the affected provision.

13. Governing Law.

This Agreement shall be governed by and construed in all respects in accordance with the laws of the state of Minnesota. The parties irrevocably: (1) submit to the exclusive personal jurisdiction of any state or federal court in the state of Minnesota in any suit, action, or other legal proceeding relating to this Agreement; (2) agree that all claims in

respect of any such suit, action, or other legal proceeding may be heard and determined in, and enforced by, any such court; and (3) waive any objection that they may now or hereafter have to venue in any such court or that such court is an inconvenient forum.

14. Representations and Warranties.

FGI represents and warrants that it shall conduct the activities as noted on Exhibit B. FGI makes no representations or warranties and specifically disclaims all warranties as to agronomic performance or suitability for commercialization of the RRA Variety. OTHER THAN AS SPECIFICALLY NOTED IN THIS AGREEMENT, FGI HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE RRA VARIETY INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Company represents and warrants that Company shall only engage in the activities as noted in this Agreement. Company shall comply with all terms and conditions of the Monsanto Technology Use Guide relating to alfalfa.

IN WITNESS WHEREOF, authorized representatives of the parties hereto have executed this Agreement effective the day and year first above written.

S&W SEED COMPANY

By: Mark S. Grewal

Print Name: MARK S. GREWAL

Title: PRESIDENT & CEO

Date: 4/21/2013

FORAGE GENETICS INTERNATIONAL, LLC

By: Matthew A. Fanta

Print Name: Matthew A. Fanta

Title: President

Date: March 21, 2013

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. "*" ASTERISKS DENOTE SUCH OMISSIONS.**

Exhibit A

Germplasm
S&W 9215
S&W 8421s

Exhibit B

FGI Duties and Responsibilities

1. Early trait integration
   - An initial cross between FGI breeding lines containing RRA event J101 to Company proprietary alfalfa clones, breeding populations and/or cultivars.
   - FGI will confirm and guarantee event purity of the resulting "RRA F1" populations
   - This step will be performed by FGI
2. Backcrossing
   - Greenhouse backcrossing of RRA F1 populations to Company proprietary alfalfa clones or populations for two or more cycles to produce "RRA BCn" populations.
   - This step will be performed by FGI
3. Selection for glyphosate tolerance to increase trait purity
   - Two or more cycles of phenotypic or genotypic selection within RRA BCn populations for tolerance to glyphosate herbicide. The resulting Syn 1 populations will have at least 90% trait purity for the Roundup Ready phenotype, meeting FGI/Monsanto RRA trait purity standards for varieties
   - This step is performed by FGI.

Company Duties and Responsibilities

1.Production of Breeder seed of RRA experimental varieties
   - Syn1 seed from a random intercross of Syn0 parents
   - This step will be performed by FGI.

2.Testing of RRA experimental varieties
   - Monsanto mandated trait related testing (see Exhibit C)
     - Trait purity
     - Crop safety
     - Agronomic performance
     - These tests will be performed by Company and results will be subject to FGI audit
   - Characterization of agronomic traits for product advancement
     - Forage yield (multi-year, multi-location)
     - Forage quality
     - Pest resistance
     - Other agronomic trait
     - This step is not required. If Company elects to include this step in the breeding program, they will conduct the appropriate tests (data is exclusive property of Company).

Exhibit C

FGI/Monsanto RRA Performance Requirements

All RRA VARIETIES shall meet the following performance requirements, such requirements to be amended by FGI in the event that Monsanto's RRA variety performance requirements for FGI are amended:

1) Forage yield potential of RRA VARIETIES will be $\geq$95% of the mean of four or more current commercial check varieties, check varieties to be approved by FGI. A minimum of six cumulative harvest years and three test locations, two of which are harvested for two years after the year of establishment, will be used for this determination.

2) At least 90% of the plants produced from commercial seed of a RRA VARIETY shall have the glyphosate tolerant phenotype.